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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                 36-3145972
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(State of Incorporation or Organization)    (IRS Employer Identification no.)

   1585 Broadway, New York, New York                     10036
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(Address of Principal Executive Offices)               (Zip Code)


If this Form relates to the registration   If this Form relates to the
of a class of securities pursuant to       registration of a class of securities
Section 12(b) of the Exchange Act          pursuant to Section 12(g) of the
and is effective pursuant to General       Exchange Act and is effective
Instruction A.(c), please check the        pursuant to General Instruction
following box. [X]                         A.(d), please check the following
                                           box. [X]


Securities Act registration statement file number to which this form relates:
333-47576

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
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Medium-Term Notes, Series C, 0.25%             THE AMERICAN STOCK EXCHANGE
Exchangeable Notes due December 30,
2008


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 0.25% Exchangeable Notes due December 30, 2008 (Exchangeable for Shares of Common Stock of The Walt Disney Company) ("Disney Exchangeable Notes"). A description of the Disney Exchangeable Noes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Disney Exchangeable Notes contained in the pricing supplement dated September 24 , 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Disney Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the Disney Exchangeable Notes.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  MORGAN STANLEY DEAN WITTER & CO.
                                  (Registrant)


Date: September 26, 2001          By: /s/ Martin M. Cohen
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                                     Martin M. Cohen
                                     Assistant Secretary and Counsel



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                               INDEX TO EXHIBITS

Exhibit No.                                                            Page No.

   4.1        Proposed form of Global Note evidencing the
              Disney Exchangeable Notes                                  A-1



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